United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 8, 2012

Date of Report (date of earliest event reported)

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola British Virgin Islands	100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

September 8, 2012

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e). On September 8, 2012, the Board of Directors of UTi Worldwide Inc. (the Company) approved the appointment of Richard G. Rodick, age 53, as Executive Vice President — Finance and Chief Financial Officer. Mr. Rodick is expected to join the Company in such role on or about October 1, 2012 and to also serve as the Company’s principal financial officer and principal accounting officer. Mr. Rodick brings a broad-based finance background to the Company, including roles within the logistics industry. Since March 2007, Mr. Rodick has served as Senior Vice President, Finance, of Broadridge Financial Solutions, Inc. (Broadridge). Prior to joining Broadridge, Mr. Rodick held various positions with ADP, Inc., most recently holding the position of chief financial officer of its Investor Communication Services division from April 2006 to March 2007. Prior to his joining Broadridge, Mr. Rodick spent approximately 15 years with Ryder System, Inc. in various financial positions.

Mr. Rodick will receive an initial annual base salary of $390,000 and a supplemental executive allowance of $25,000 per year. Mr. Rodick will receive reimbursement for certain out-of-pocket expenses he incurs as a result of his relocation. Additionally, Mr. Rodick will receive a one-time grant of restricted share units (RSUs) with a grant date value equal to $150,000, which RSUs will vest in two equal installments in April 2013 and April 2014. These RSUs will automatically vest prior to any scheduled vesting date in the event of Mr. Rodick’s death or disability or in the event his employment is terminated by the Company other than as a result of a termination for “cause” or if Mr. Rodick terminates his service for “good reason” within twelve months following a change in control. If Mr. Rodick is terminated for “cause” or voluntarily terminates his employment after April 2013 but before January 31, 2014 (other than for “good reason” within 12 months following a change of control), Mr. Rodick is required to refund to the Company the vesting date value of the RSUs vesting in April 2013.

Beginning April 2013, Mr. Rodick will be eligible for annual equity incentive awards pursuant to the Company’s equity incentive plan and his target grant date value for fiscal 2014 will be equal to 100% of his annual base salary. Such annual grants can take the form of RSUs, stock options or any other form of equity-based compensation. In addition, Mr. Rodick will participate in the Company’s management incentive plan or any successor plan, at a targeted bonus opportunity of 50% of his annual base salary in accordance with the terms of the plan. For the Company’s 2013 fiscal year, Mr. Rodick’s bonus payout is guaranteed at $100,000 and such bonus payout is repayable by Mr. Rodick if his employment with the Company terminates under certain circumstances prior to January 31, 2014.

On September 8, 2012, the Company and Mr. Rodick also entered into the Company’s standard form of employment agreement for its US-based executive officers with appropriate adjustments to reflect the terms above. Accordingly, Mr. Rodick will receive the other benefits generally provided to the Company’s other executive officers in such employment agreements (such as advance notice and severance in connection with certain termination scenarios). Such agreements also contain nondisclosure and non-solicitation provisions. Such benefits and agreements are more thoroughly described under the captions “Compensation of Executive Officers – Employment Agreements” and “Compensation of Executive Officers – Termination and Change of Control Payments” in the Company’s most recent definitive proxy statement as filed with the SEC.

Mr. Lawrence R. Samuels, the Company’s current Executive Vice President—Finance and Chief Financial Officer (and current principal financial officer and principal accounting officer) will no longer hold such positions effective upon the commencement of Mr. Rodick’s employment with the Company. Mr. Samuels is expected to assist Mr. Rodick during a transition period.

Item 7.01 Regulation FD Disclosure

On September 10, 2012, the Company issued a press release announcing Mr. Rodick’s appointment as the Company’s Executive Vice President — Finance and Chief Financial Officer. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 and in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release, dated September 10, 2012 issued by UTi Worldwide Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: September 13, 2012	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President and Chief Legal Officer